Exhibit 99.8

COMBINED FINANCIAL STATEMENTS

CLPSun Partners III, LLC and CLPSun III Tenant, LP

As of December 31, 2012 and 2011 and for the Year ended

December 31, 2012 and for the Period from October 12, 2011

(Date of Recapitalization) to December 31, 2011 with Report

of Independent Auditors

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	1

COMBINED FINANCIAL STATEMENTS OF CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM OCTOBER 12, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011:

Combined Balance Sheets	2

Combined Statements of Operations	3

Combined Statements of Changes in Members’ Equity and Partners’ Capital	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6–13

Report of Independent Auditors

To the Members and the Partners of

CLPSun Partners III, LLC and CLPSun III Tenant, LP:

We have audited the accompanying combined financial statements of CLPSun Partners III, LLC and CLPSun III Tenant, LP (the “Companies”), which comprise the combined balance sheets as of December 31, 2012 and 2011, and the related combined statements of operations, changes in members’ equity and partners’ capital, and cash flows for the year ended December 31, 2012 and for the period from October 12, 2011 (date of recapitalization) to December 31, 2011, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 2012 and 2011, and the combined results of their operations and their cash flows for the year ended December 31, 2012 and for the period from October 12, 2011 (date of recapitalization) to December 31, 2011 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

McLean, Virginia

March 27, 2013

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$11,706,623	$11,670,556
Building and improvements	153,705,957	153,705,957
Furniture, fixtures, and equipment	3,903,744	3,340,938
Construction in progress	261,460	101,948

	169,577,784	168,819,399
Less accumulation depreciation	(7,025,577)	(1,345,253)

Property and equipment — net	162,552,207	167,474,146
CASH AND CASH EQUIVALENTS	8,984,056	7,658,945
RESTRICTED CASH	52,069	362,871
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $52,372 and $73,312 for 2012 and 2011, respectively	349,773	370,112
DUE FROM AFFILIATES — net	11,736	—
PREPAID EXPENSES AND OTHER ASSETS	563,297	696,266
DEFERRED FINANCING COSTS — Net of accumulated amortization of $121,066 and $22,853 for 2012 and 2011, respectively	572,431	666,062
RESIDENT LEASE INTANGIBLE — Net of accumulated amortization of $1,116,781 and $243,170 for 2012 and 2011, respectively	—	873,611

TOTAL	$173,085,569	$178,102,013

LIABILITIES AND MEMBERS’ EQUITY AND PARTNERS’ CAPITAL
NOTES PAYABLE	$120,000,000	$120,000,000
ACCRUED INTEREST	480,000	480,000
ACCOUNTS PAYABLE AND ACCRUED EXPENSES	1,753,970	2,078,341
DEFERRED RENT LIABILITY	520,426	118,567
ABOVE MARKET LEASE INTANGIBLE — Net of accumulated amortization of $67,323 and $12,119 for 2012 and 2011, respectively	2,782,677	2,837,881
DEFERRED REVENUE	1,827,343	1,872,116
DUE TO AFFILIATES — net	—	311,437
PAYABLE TO MASTER MORSUN, LP PARTNERS (Note 1)	—	185,232

Total liabilities	127,364,416	127,883,574
MEMBERS’ EQUITY AND PARTNERS’ CAPITAL	45,721,153	50,218,439

TOTAL	$173,085,569	$178,102,013

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM

OCTOBER 12, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
OPERATING REVENUE:
Resident fees	$43,758,527	$9,182,052
Other income	212,954	115,328

Total operating revenue	43,971,481	9,297,380

OPERATING EXPENSES:
Labor	16,600,495	3,636,797
Depreciation and amortization	6,553,935	1,588,423
Management fees to affiliate	3,079,166	650,219
General and administrative	2,451,947	465,773
Food	1,474,219	304,440
Insurance	1,323,620	314,524
Taxes and license fees	1,263,612	348,528
Utilities	1,095,290	218,975
Ground lease expense	896,655	227,685
Repairs and maintenance	866,023	232,241
Advertising and marketing	603,208	151,713
Ancillary expenses	255,961	44,517
Bad debt (recovery) expense	(16,606)	8,531
Transaction costs	—	1,664,220

Total operating expenses	36,447,525	9,856,586

INCOME (LOSS) FROM OPERATIONS	7,523,956	(559,206)
OTHER INCOME/ (EXPENSES):
Interest income	114	—
Interest expense	(5,858,213)	(1,366,853)

NET INCOME (LOSS)	$1,665,857	$(1,926,059)

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY AND PARTNERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM

OCTOBER 12, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

	CLP SL III Holding, LLC	CLPSun III Tenant Acquisition, LLC	Sunrise Senior Living Investments, Inc.	CLPSun III Tenant GP, LLC	Total
MEMBERS’ EQUITY AND PARTNERS’ CAPITAL — October 12, 2011—Date of Recapitalization	$—	$—	$—	$—	$—
Contributions	35,224,832	167,195	16,749,971	2,500	52,144,498
Net income (loss)	(1,384,262)	75,762	(618,692)	1,133	(1,926,059)

MEMBERS’ EQUITY AND PARTNERS’ CAPITAL — December 31, 2011	33,840,570	242,957	16,131,279	3,633	50,218,439
Distributions	(5,239,621)	(16,227)	(907,052)	(243)	(6,163,143)
Net income (loss)	(470,454)	1,577,612	535,110	23,589	1,665,857

MEMBERS’ EQUITY AND PARTNERS’ CAPITAL — December 31, 2012	$28,130,495	$1,804,342	$15,759,337	$26,979	$45,721,153

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM

OCTOBER 12, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,665,857	$(1,926,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,680,324	1,345,253
(Recovery of) provision for bad debts	(16,606)	8,531
Amortization of resident lease intangible	873,611	243,170
Amortization of financing cost	98,213	22,853
Deferred rent liability	401,859	118,567
Amortization of above market lease intangible	(55,204)	(12,119)
Changes in operating assets and liabilities:
Accounts receivable	36,945	(350,211)
Prepaid expenses and other assets	132,969	37,693
Accrued interest	—	480,000
Accounts payable and accrued expenses	(362,037)	(251,712)
Deferred revenue	(44,773)	1,797,993
Due (from) to affiliates — net	(323,173)	358,609

Net cash provided by operating activities	8,087,985	1,872,568

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Master MorSun, LP and MorSun Tenant, LP, net of cash acquired	—	(148,875,676)
Payable to Master MorSun, LP partners	(185,232)	(228,334)
Restricted cash	310,802	346,636
Purchases of property and equipment	(720,719)	(161,861)

Net cash used in investing activities	(595,149)	(148,919,235)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	120,000,000
Financing costs paid	(4,582)	(688,915)
Distributions	(6,163,143)	—
Contributions	—	35,394,527

Net cash (used in) provided by financing activities	(6,167,725)	154,705,612

NET INCREASE IN CASH AND CASH EQUIVALENTS:	1,325,111	7,658,945
CASH AND CASH EQUIVALENTS — Beginning of year/Date of recapitalization	7,658,945	—

CASH AND CASH EQUIVALENTS — End of year	$8,984,056	$7,658,945

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$5,760,000	$864,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
SSLII’s contribution of equity in Master MorSun, LP and MorSun Tenant, LP	$—	$16,749,971

Accrued capital expenditures	$37,666	$27,355

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011, AND FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE

PERIOD FROM OCTOBER 12, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

1.	ORGANIZATION

CLPSun Partners III, LLC (“PropCo”) was formed on August 18, 2011 under the laws of the state of Delaware as a limited liability company. At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). On September 16, 2011, SSLII assigned to PropCo its right to acquire the 80.00% limited partnership interest in Master MorSun, LP held by Master MorSun Acquisition, LLC, an affiliate of Special Situation Property Fund, JP Morgan Chase Bank, N.A., as trustee (“SSPF”). SSLII owned a 19.00% limited partnership interest in Master MorSun, LP and through its wholly owned subsidiary Master MorSun GP, LLC owned a 1.00% general partnership interest. Master MorSun, LP owned seven assisted living facilities (collectively, the “Facilities”) which it leased to MorSun Tenant, LP. On October 12, 2011, PropCo acquired SSPF’s 80.00% limited partnership interest in Master MorSun, LP, and SSLII contributed its 19.00% limited partnership interest and 1.00% general partnership interest in Master MorSun, LP to PropCo. In conjunction with those transactions, CLP SL III Holding, LLC (“CLP Holding”) contributed $35,224,832 and was admitted as a member to PropCo. The membership interests and capital accounts of PropCo were adjusted to reflect CLP Holding as the managing member owning 67.88% and SSLII owning 32.12%.

CLPSun III Tenant, LP (“OpCo”), formerly known as MorSun Tenant, LP, was formed on November 15, 2004 under the laws of the state of Delaware as a limited partnership. OpCo was formed to operate the Facilities. Prior to October 12, 2011, OpCo’s limited partners consisted of MorSun Tenant Acquisition, LLC, an affiliate of SSPF (50.00%) and SSLII (49.00%). The 1.00% general partnership interest was owned by MorSun Tenant GP, LLC, a wholly owned subsidiary of SSLI. On October 12, 2011, CLPSun III Tenant Acquisition, LLC (“CLP Tenant”), a wholly-owned subsidiary of CLP Holding, acquired MorSun Tenant Acquisition, LLC’s 50% limited partnership interest, SSLII transferred and assigned to CLP Tenant a 16.88% limited partnership interest, and SSLI transferred and assigned to CLPSun III Tenant GP, LLC, a wholly-owned subsidiary of CLP Holding, its 1.00% general partnership interest (together with PropCo’s ownership change, the “2011 Recapitalization”). CLP Tenant and CLPSun III Tenant GP, LLC contributed $167,195 and $2,500, respectively, to OpCo in conjunction with the transaction. As of December 31, 2011 and 2012, OpCo’s limited partnership interests were owned by CLP Tenant (66.88%) and SSLII (32.12%), and the 1.00% general partnership interest was owned by CLPSun III Tenant GP, LLC.

PropCo and OpCo (collectively, the “Companies”) shall continue in full force and effect until the earlier of October 12, 2041 or the date on which the last management agreement expires, including any renewals thereof.

The fair value of SSLII’s contribution to PropCo of its direct interest in and, through Master MorSun GP, LLC, its indirect interest in Master MorSun, LP was determined to be $16,669,666. SSLI transferred its interest in MorSun Tenant GP, LLC to SSLII, and the fair value of SSLII’s contribution to OpCo of its direct interest in and, through MorSun Tenant GP, LLC, its indirect interest in MorSun Tenant, LP was determined to be $80,305.

In conjunction with the 2011 Recapitalization, the Companies obtained new debt of $120,000,000 as further described in Note 5.

Total consideration, including transaction costs and interests contributed, for Master MorSun, LP and MorSun Tenant, LP was $171,335,121. At the 2011 Recapitalization date, $413,566 was payable to the Master MorSun, LP partners for earnings prior to the 2011 Recapitalization. At December 31, 2012, this amount has been fully paid to Master MorSun, LP partners.

PropCo was organized to own the Facilities, which it leases to OpCo, and OpCo was organized to operate those Facilities. On October 12, 2011, PropCo and OpCo entered into new lease arrangements.

PropCo owns 100% of the interest in three limited liability companies and four limited partnerships (collectively, the “Project Owners”), each of which owns, operates, leases, manages, and will dispose of individual assisted living facilities.

As of December 31, 2012 and 2011, the Facilities owned by the Project Owners are as follows:

Project Owners	Facilities	Location	Date Opened
CLPSun III Palo Alto Senior Living, LP	Sunrise of Palo Alto	Palo Alto, CA	November 2006
CLPSun III Lenexa Senior Living, LLC	Sunrise of Lenexa	Lenexa, KS	February 2006
CLPSun III Shelby Senior Living, LLC	Sunrise of Shelby	Shelby, MI	February 2006
CLPSun III Golden Valley Senior Living, LLC	Sunrise of Golden Valley	Golden Valley, MN	September 2005
CLPSun III Minnetonka Senior Living, LLC	Sunrise of Minnetonka	Minnetonka, MN	November 2005
CLPSun III Dresher Senior Living, LP	Sunrise of Dresher	Dresher, PA	June 2006
CLPSun III Plano Senior Living, LP	Sunrise of Plano	Plano, TX	June 2006

OpCo operates the Facilities and provides assisted living services to seniors. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

PropCo’s limited liability company agreement and OpCo’s limited partnership agreement, effective October 12, 2011, detail the commitments of the members and partners and provides the procedures for the return of capital to the members and partners with defined priorities. All net cash flow from operations and capital proceeds is to be distributed according to the priorities as specified in the agreements. Any member or partner can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members or partners must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any Facility or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member or partner at the time of the request. Net income (loss) is allocated to the members and partners in proportion to their relative percentage interests.

PropCo’s limited liability company agreement and OpCo’s limited partnership agreement also provides Sunrise a purchase option from and after the expiration of the third Company Year. Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CNL’s ownership interest in the Company. If Sunrise exercises the purchase option at any time prior to the sixth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 13% internal rate of return on the CNL total capital contributions, after taking into account all amounts previously distributed to CNL.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLI, for approximately $130,000,000 with HCN investing approximately $26,000,000 for a 20% ownership interest. The Companies have management agreements with SSLMI to manage the Facilities (see Note 4).

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Companies. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Companies.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying combined financial statements were prepared in accordance with U.S. generally accepted accounting principles. The accompanying combined financial statements include the combined accounts of the Companies after elimination of all significant intercompany accounts and transactions. The financial results of the Companies have been combined to reflect the combined results of PropCo and OpCo, effectively the results of the seven Facilities, which are under the common ownership and control of CLP Holding and SSLII. The combined financial statements attributable to the accounts of PropCo include the consolidated accounts of PropCo and the Project Owners after elimination of all significant intercompany accounts and transactions. The Companies have reviewed subsequent events through March 27, 2013, the date the combined financial statements were issued, for inclusion in these combined financial statements.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the allocation of the purchase price of the Facilities, useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are recorded at their fair value as of the date of acquisition. All subsequent additions were recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Land improvements	15 years
Building and improvements	10-40 years
Furniture, fixtures, and equipment	3-10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Companies measure an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charge was recorded in 2012 and 2011.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Companies may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — Restricted cash includes a furniture, fixtures, and equipment escrow account to be used to replace fixtures, equipment, structural elements, and other components of the Facilities as required in the management agreements.

Allowance for Doubtful Accounts — The Companies provide an allowance for doubtful accounts on their outstanding receivables balance based on their collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Companies have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense for 2012 and 2011 was $98,213 and $22,853, respectively.

Resident Lease Intangible — Resident lease intangible includes the fair value assigned of the in-place resident leases at the Facilities acquired. The asset is being amortized using the straight-line method over a period of one year, based on management’s estimate of the average resident’s length of stay. Amortization expense for 2012 and 2011 was $873,611 and $243,170, respectively.

Above Market Lease Intangible — Above market lease intangible includes the fair value assigned to the land lease the Companies assumed for the Facility in Palo Alto, California as further described in Note 7. The above market lease intangible is being amortized as a decrease to ground lease expense using the straight-line method over the remaining non-cancelable term of the lease. Amortization expense for 2012 and 2011 was $55,204 and $12,119, respectively. Amortization expense for each of the next five years will be $53,858.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenues are recognized when services are rendered. The Companies bill the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Income Taxes — OpCo is recognized as a partnership for federal income tax purposes. PropCo, as a limited liability company, has elected to be treated as a partnership for federal income tax purposes. Entities that are recognized as partnerships for federal income tax purposes are not subject to income tax at the entity level as the income or loss generated by the partnership is recognized by the partners and is included on their respective tax returns. Most state income taxes follow the same methodology, but there are a few states that tax partnerships on their gross receipts. The Companies have properties in California, Kansas, Michigan, Minnesota, Pennsylvania, and Texas. The Companies are subject to franchise taxes in the states of California, Minnesota, and Pennsylvania, where some of the Facilities are located. The Companies are also subject to modified gross receipts taxes in Michigan and Texas, where two of the Facilities are located. For the period ending December 31, 2011, both Michigan and Texas required partnerships to pay a modified gross receipts tax at the partnership level.

Effective January 1, 2012, the Michigan Business Tax was replaced by a Corporate Income Tax and all income or loss generated within Michigan flow through to the owners. As of December 31, 2012 and 2011, the Companies do not have a deferred tax asset or liability.

The Companies had income tax expense of $19,260 and $66,787 in 2012 and 2011, respectively, related to the gross receipts tax in Michigan and Texas, which is included in taxes and license fees in the accompanying combined financial statements.

ASC 740-10-25, Income Taxes, Overall Recognition describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities have full knowledge of the position and all relevant facts, but without considering time values. The Companies adhere to the provisions of this statement. The Companies have no uncertain tax positions that require accrual as of December 31, 2012 and 2011.

Fair Value Measurements — Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2012 and 2011, the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

Reclassifications — Certain amounts have been reclassified to conform to the current year presentation. The transaction costs totaling $1,664,220 have been reclassified from other expenses to operating expenses in the combined statements of operations.

3.	ACQUISITION OF MASTER MORSUN, LP AND MORSUN TENANT, LP

The Companies accounted for the acquisition of Master MorSun, LP and MorSun Tenant, LP as a business combination which requires the assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs were expensed as incurred. The acquisition was funded through the initial capitalization of the Companies which consisted of debt of $120,000,000, contribution of cash by CLP Holding of $35,394,527, and contribution of its existing equity interest in Master MorSun, LP and MorSun Tenant, LP by SSLII of $16,749,971.

The following table summarizes the recording, at fair value, of the assets and liabilities as of the date of acquisition, October 12, 2011:

Land and land improvements	$11,672,881
Building and building improvements	153,635,686
Furniture, fixtures, and equipment	3,108,993
Resident lease intangible	1,116,781
Other assets	5,776,948
Above market lease intangible	(2,850,000)
Other liabilities	(2,376,822)
Payable to Master MorSun, LP partners	(413,566)

169,670,901
SSLII’s contribution of equity in Master MorSun, LP and MorSun
Tenant, LP	(16,749,971)

Total consideration, excluding transaction costs	152,920,930
Transaction costs	1,664,220

Total consideration	$154,585,150

Total consideration, excluding transaction costs	$152,920,930
Cash acquired	(4,045,254)

Total cash consideration	$148,875,676

The estimated fair value of the real estate assets at acquisition was $168,417,560. To determine the fair value of the real estate, the Company examined various data points including (i) transactions with similar assets in similar markets (Level 3) and (ii) independent appraisals of the acquired assets (Level 3). As of the acquisition date, the fair value of the working capital approximated its carrying value.

The resident lease intangible of $1,116,781 represents opportunity costs associated with lost rentals. Based on management’s historical experience, the Companies determined one month’s operating revenues less operating expenses approximated the value of these opportunity costs (Level 3).

The above market lease intangible of $2,850,000 represents the amount by which the land lease assumed by the Companies for the Facility in Palo Alto, California was unfavorable compared with the pricing of current market transactions with the same or similar terms. The above market cash flow of the lease is determined by comparing the projected cash flows of the lease in place to projected cash flows of comparable market-rate leases (Level 3).

4.	TRANSACTIONS WITH AFFILIATES

On October 12, 2011, the Companies entered into management agreements with SSLMI to manage the Facilities. The agreements have a term of 29 years and eleven months. The agreements provide for management fees to be paid monthly for 7% of gross operating revenues. Total management fees incurred in 2012 and 2011 were $3,079,166 and $650,219, respectively.

The agreements also provide for reimbursement to SSLMI for all direct costs of operation. Payments to SSLMI for direct operating expenses in 2012 and 2011 were $25,846,514 and $4,892,117, respectively.

The Companies obtain worker’s compensation, professional and general liability, and automobile coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $1,187,460 and $197,454 in 2012 and 2011, respectively.

The Companies had a net receivable from SSLMI of $11,736 as of December 31, 2012 and a net payable to SSLMI of $311,437 as of December 31, 2011. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate. The amounts have been presented as due from affiliates-net and due to affiliates-net in the accompanying combined balance sheets. The amounts are non-interest-bearing and due on demand.

5.	NOTES PAYABLE

On October 12, 2011, the Companies entered into a loan agreement to obtain seven notes payable totaling $120,000,000 to finance the acquisition of the Facilities. The notes are cross-collateralized and secured by the Facilities. Payments required on the loan are guaranteed by SSLII and CNL Income Partners, LP, an affiliate of CLP Holding. The loan agreement provides for a fixed rate of 4.80% and requires monthly interest-only payments until maturity in November 2018.

Notes payable as of December 31, 2012 and 2011 consist of the following:

Borrower
CLPSun III Palo Alto Senior Living, LP	$17,560,300
CLPSun III Lenexa Senior Living, LLC	10,174,500
CLPSun III Shelby Senior Living, LLC	17,211,200
CLPSun III Golden Valley Senior Living, LLC	20,598,600
CLPSun III Minnetonka Senior Living, LLC	16,948,400
CLPSun III Dresher Senior Living, LP	7,543,100
CLPSun III Plano Senior Living, LP	29,963,900

$120,000,000

The Companies are subject to non-financial covenants under the loan agreement. As of December 31, 2012 and 2011, the Companies were in compliance with all covenants.

The fair value of the Companies’ notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The estimated fair value of its notes payable approximated their carrying value at December 31, 2012 and 2011.

6.	CONTINGENCIES

The Companies are involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management and general counsel of the Companies do not believe the ultimate resolution of these matters will have a material adverse effect on the Companies’ financial position.

7.	GROUND LEASE

In conjunction with the 2011 Recapitalization, the Companies assumed a ground lease from Master MorSun, LP. The lease includes base rate increases of 10% every five years with adjustments to fair market rent in years 26 and 46 of the lease. The lease has a term of 720 months and expires on August 31, 2064. Lease expense is recognized on a straight-line basis over the non-cancelable term of the lease. Ground lease expense in 2012 and 2011 was $896,655 and $227,685, respectively. The deferred rent liability is computed as the cumulative difference between expenses accrued on a straight-line basis and contractually due payments.

Future minimum payments under the ground lease as of December 31, 2012 are as follows:

2013	$550,000
2014	568,334
2015	605,000
2016	605,000
2017	605,000
Thereafter	46,842,478

Total	$49,775,812

At the acquisition date, the Companies determined the fair value of the land lease for the Palo Alto Facility was above market compared with the pricing of current market transactions with similar terms by $2,850,000. The above market lease intangible is being amortized as a decrease to ground lease expense over the remaining non-cancelable term of the lease.

Future amortization to be recognized on the above market lease intangible as of December 31, 2012 is as follows:

2013	$53,858
2014	53,858
2015	53,858
2016	53,858
2017	53,858
Thereafter	2,513,387

Total	$2,782,677

8.	SUBSEQUENT EVENT

On January 9, 2013, Sunrise consummated the transaction with HCN and Red Fox (Note 1).

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